Exhibit 99.1
News Release
Media Contact: Megan Manzari Investor Contact: Matt Scalo
(385) 318-3718 (801) 584-3532
megan.manzari@myriad.com matt.scalo@myriad.com

Myriad Genetics Reports Fourth Quarter Financial Results; Fourth Quarter Revenue of $177.8 Million Grew 11% Year-Over-Year Driven by 16% Growth in Hereditary Cancer Volumes and 23% Growth in GeneSight® Volumes
Highlights:
•Fourth quarter testing volumes grew 26% year-over-year, and 11% year-over-year excluding the contribution from the recent acquisition of Gateway Genomics and its SneakPeek® Early Gender DNA Test.
•GeneSight, the company's pharmacogenomics test, grew revenue 36% for the full year 2022.
•Gross margin for the fourth quarter was approximately 70% reflecting underlying price stability and disciplined cost management.
•Diluted GAAP earnings per share (EPS) were $(0.52) and adjusted EPS were $(0.12) in the fourth quarter of 2022.
•Issued fiscal first quarter and full year 2023 financial guidance.
SALT LAKE CITY, February 28, 2023 – Myriad Genetics, Inc. (NASDAQ: MYGN), a leader in genetic testing and precision medicine, today announced financial results for its fourth quarter ended December 31, 2022 and provided its outlook on business performance for 2023.
“Myriad Genetics ended 2022 with a strong fourth quarter. Our market-leading hereditary cancer test, MyRisk, achieved double-digit year-over-year growth in the quarter – a reflection of our team's hard work and the execution of our strategic growth plan," said Paul J. Diaz, president and CEO, Myriad Genetics. "We believe 2023 will be an exciting year as we continue to invest in our Labs of the Future strategy and enabling technologies to enhance our ability to better serve our patients and provider partners. We plan to introduce a number of new products in the second half of 2023, including Precise Liquid and FirstGene. And we are on-track to introduce Precise MRD to our pharma partners for research use." Mr. Diaz concluded, “We remain confident in our ability to achieve our goal of 10%+ annual growth by 2024 based on the progress we made in 2022 and the strong start to the year we are seeing through February. As we look to 2024 and beyond, we are excited about our robust product pipeline and a capital structure that enables Myriad Genetics to invest in future innovation and growth.”

Financial and Operational Highlights:
•Diagnostic test volumes of approximately 299,000 in the fourth quarter of 2022 increased 26% year-over-year. Hereditary cancer and pharmacogenomics volumes grew 16% and 23%, respectively, in the fourth quarter of 2022 compared to the fourth quarter of 2021.
•The following table summarizes year-over-year volume changes in the company's core product categories:

	Three months ended December 31,	Year ended December 31,
	2022	2022
Product volumes:
Hereditary cancer	16%	1%
Tumor profiling	—%	1%
Prenatal	40%	9%
Pharmacogenomics	23%	35%
Total	26%	14%

•Fourth quarter revenue of $177.8 million compared to the same period in 2021 was impacted by currency translations of $(3.6) million.
•The following table summarizes year-over-year revenue changes in the company's core businesses by product category:

	Three months ended			Twelve months ended
(in millions)	December 31, 2022	December 31, 2021	% Change	December 31, 2022	December 31, 2021	% Change
Product revenues:
Hereditary cancer	$84.9	$74.8	14%	$305.5	$316.3	(3)%
Tumor profiling	31.7	26.5	20%	128.6	120.9	6%
Prenatal	29.1	30.1	(3)%	116.4	106.8	9%
Pharmacogenomics	32.1	29.4	9%	127.6	93.7	36%
Total	$177.8	$160.8	11%	$678.1	$637.7	6%

•GAAP gross margins of 69.7% in the fourth quarter of 2022 decreased 180 basis points year-over-year, reflecting changes in product/volume mix as well as the impact of currency translation and inflationary pressures.
•GAAP total operating expenses in the fourth quarter of 2022 were $176.1 million, decreasing $18.0 million year-over-year. Adjusted operating expenses in the fourth quarter of 2022 increased $23.3 million year-over-year to $138.6 million, and reflects the incremental investments in research and development, technology and commercial tools, pipeline development and sales and marketing programs, and Gateway Genomics, as well as the impact of the inflationary environment.
•GAAP operating loss in the fourth quarter of 2022 was $52.2 million, increasing $9.1 million year-over-year; adjusted operating loss was $13.9 million, increasing $14.0 million year-over-year from adjusted operating income of $0.1 million in the fourth quarter of 2021.

•Ended the fourth quarter of 2022 with $169.7 million in cash, cash equivalents and marketable investment securities as compared to $257.2 million at the beginning of the quarter. The decrease was driven primarily by the acquisition of Gateway Genomics (closed November 1) and ongoing capital expenditures and investments in the company's laboratories of the future strategy.
•Cash used in operating activities in the fourth quarter of 2022 was $7.7 million.
•The company ended the quarter with no debt outstanding.

Business Performance and Highlights:

Oncology
The Myriad Genetics Oncology business provides hereditary cancer testing, including the MyRisk hereditary cancer test for patients who have cancer. It also provides tumor profiling products such as the myChoice® CDx companion diagnostic test, the Prolaris® prostate cancer test, and the EndoPredict® breast cancer prognostic test. The Oncology business delivered revenue of $75.9 million in the fourth quarter of 2022.
•Fourth quarter hereditary cancer testing volumes in Oncology grew 13% year-over-year. In addition, Prolaris continued to see strong demand as fourth quarter testing volumes grew 17% year-over-year.
•Researcher enrollment in the first release of Myriad's Precise treatment registry has already reached approximately 100 individuals, spanning a broad mix of community and academic institutions. Clinicians have access to our cohort browser portal developed in partnership with DNANexus. The portal has already supported multiple collaborative research projects to advance cancer care.
Women’s Health
The Myriad Genetics Women’s Health business serves women of all ancestries by assessing their risk of cancer and offers prenatal testing solutions for those who are pregnant or planning a family. The Women’s Health business delivered revenue of $69.8 million in the fourth quarter of 2022.
•Fourth quarter hereditary cancer testing volumes in Women's Health grew 19% year-over-year and were higher than any prior quarter in 2022.
•Fourth quarter results include a partial quarter contribution from the acquisition of Gateway Genomics, a personal genomics company and developer of consumer genetic tests including the No. 1 selling SneakPeek Early Gender DNA Test.
•Excluding the contribution from Gateway Genomics, prenatal testing volumes in the fourth quarter of 2022 grew 2% sequentially versus the third quarter of 2022 and were down 1% versus the fourth quarter of 2021.

•In February, 2023, the Journal of Genetic Counseling, the official journal of the National Society of Genetic Counselors (NSGC), published evidence-based guidelines for expanded carrier screening, which supports the potential increasing adoption and the growth of the company's carrier screening test, Foresight.

Mental Health
The Myriad Genetics Mental Health business consists of the GeneSight test that covers 64 medications commonly prescribed for depression, anxiety, attention deficit hyperactivity disorder, and other psychiatric conditions. GeneSight helps physicians understand how genetic alterations impact patient response to antidepressants and other drugs. In the pharmacogenomics category, the GeneSight test recorded revenue of $32.1 million in the fourth quarter of 2022.
•GeneSight, under Proprietary Laboratory Analyses (PLA) code 0345U, has been priced on the Medicare Clinical Lab Fee Schedule at $1,336 per test.
•In the fourth quarter, Myriad Genetics added over 3,000 clinicians who ordered GeneSight for the first time.
•The results of the Veterans Affairs research study (PRIME Care) using GeneSight to improve treatment for veterans with depression was identified as a top 10 genomic advancement for 2022 by the Genomic Medicine Working Group of the National Human Genome Research Institute's (NHGRI) Advisory council. The annual list of the most significant advances and accomplishments in genomic medicine was published by the American Journal of Human Genetics.
Corporate Growth Initiatives Update:
Myriad Genetics continues to execute its commercial and operational growth initiatives, including the enhancement of its core infrastructure to better communicate the company's differentiated value proposition, remove friction from engagement with healthcare providers and their patients, and gain reimbursement levels that reflect the value of Myriad's offering. With the ongoing support from partners, Bain Consulting and KPMG, Myriad has been able to speed decision making and increase productivity across the enterprise.

Growth Strategy
In the fourth quarter of 2022, with the help of Bain Consulting, management conducted a strategic review of its current products and product pipeline, markets, competitive positioning and developed a roadmap for all of its products ("Product 360"). The purpose of this review was to gain a more rigorous and data driven “outside in” perspective of the company’s competitiveness and ability to position each product to their full potential. This review sharpened its view on how to better address the needs of its provider partners and patients in Women’s Health, Mental Health and Oncology. In addition, this review highlighted a focus on key patient sub-segments, such as the estimated 13 million women that meet the National Comprehensive Cancer Network (NCCN) guidelines for the company's market leading hereditary cancer test, MyRisk, as well as opportunities to better position and expand indications for Prolaris and MyChoice.

Commercial
The company continues to implement digital tools and enabling technologies to improve patient, provider, and payer awareness, engagement, ease of use, and overall experience. Myriad Genetics has made significant progress on the following:
•Enhanced corporate web presence to more fully digitize provider, patient and payor engagement.
•Initiated limited launch of the unified ordering portal in early 2023 with roll out planned through 2023.
•Launched first Epic EMR integration with a phased roll out through 2023 and beyond.
•Continued to refine revenue cycle management (RCM) activities that have already seen significant improvement during 2021-2022 to further improve reimbursement of its products.

Operations
Myriad Genetics' laboratories of the future strategy enters 2023 with significant progress as we establish and move into modern and scalable facilities. This strategy supports the company’s long-term goals to expand laboratory capacity, reduce cost and enhance testing automation. The company remains on-track to substantially complete both new facility construction and related developments and capital expenditure targets in 2023.

Financial Guidance
Below is a table summarizing Myriad Genetics' fiscal year 2023 financial guidance*:

(in millions, except per share amounts)	FY 2023	FY 2023 Comments	Q1 2023	Q1 2023 Comments

Revenue	$720 - $750	Reflects annual growth of between 6% - 11% over 2022	$170 - $172	Expected to decrease ~3% from Q4 '22 reflecting seasonality
Gross margin %	68% - 70%	GM expected to remain within range given seasonality	68%	GM expected to decrease 200 basis points from Q4 '22 due to seasonality
GAAP OPEX	$628 - $648		$165 - $167
Adjusted OPEX	$530 - $550	Adjusted operating expenses expected to remain flat-to-down from annualized Q4 '22 range	$138 - $140	Adjusted operating expenses expected to remain flat in nominal dollars compared to Q4 '22
GAAP EPS	$(1.43) - $(1.23)		$(0.47) - $(0.45)
Adjusted EPS	$(0.40) - $(0.20)	Adjusted EPS is expected to improve through 2023, reaching positive adjusted profitability and operating cash flow in Q4 '23	$(0.20) - $(0.18)	Adjusted EPS loss expected to be greater than Q4 '22 due to ongoing investments combined with seasonality
* Assumes currency rates as of February 28, 2023

Myriad Genetics' fiscal year 2023 non-GAAP guidance begins with the comparable GAAP financial measure and excludes the estimated impact of stock-based compensation expense of approximately $40.0 million, non-cash amortization associated with acquisitions of approximately $43.0 million and special items such as costs related to transformation initiatives of approximately $15.0 million.
Myriad Genetics' fiscal first quarter of 2023 non-GAAP guidance begins with the comparable GAAP financial measure and excludes the estimated impact of stock-based compensation expense of approximately $10 million, non-cash amortization associated with acquisitions of approximately $11 million and special items such as costs related to transformation initiatives of approximately $6 million.
These projections are forward-looking statements and are subject to the risks summarized in the safe harbor statement at the end of this press release.
Conference Call and Webcast
A conference call will be held today, Tuesday, February 28, 2023, at 4:30 p.m. EST to discuss Myriad Genetics’ financial results and business developments for the fourth quarter 2022. The dial-in number for domestic callers is 1-800-920-6941. International callers may dial 1-212-231-2939. All callers will be asked to reference reservation number 22025948. An archived replay of the call will be available for seven days by dialing 1-800-257-4607 and entering the reservation number above. The conference call and slide presentation will be available through a live webcast at www.myriad.com.

About Myriad Genetics
Myriad Genetics is a leading genetic testing and precision medicine company dedicated to advancing health and well-being for all. Myriad provides insights that help people take control of their health and enable healthcare providers to better detect, treat, and prevent disease. Myriad Genetics develops and offers genetic tests that help assess the risk of developing disease or disease progression and guide treatment decisions across medical specialties where critical genetic insights can significantly improve patient care and lower healthcare costs. For more information, visit www.myriad.com.

Myriad, the Myriad logo, BRACAnalysis, BRACAnalysis CDx, Colaris, ColarisAP, MyRisk, Myriad myRisk, MyRisk Hereditary Cancer, myChoice, Tumor BRACAnalysis CDx, MyChoice CDx, Prequel, Prequel with Amplify, Amplify, Foresight, Precise, FirstGene, SneakPeek, SneakPeek Early Gender DNA Test, Health.Illuminated., RiskScore, Prolaris, GeneSight, and EndoPredict are registered trademarks or trademarks of Myriad Genetics, Inc.. All third-party marks—® and ™—are the property of their respective owners. © 2023 Myriad Genetics, Inc. All rights reserved.

Revenue by Product (Unaudited):

	Three months ended December 31,
(in millions)	2022					2021
	WH	ONC	MH	Other	Total	WH	ONC	MH	Other	Total	% Change
Hereditary Cancer	$40.7	$44.2	$—	$—	$84.9	$34.1	$40.7	$—	$—	$74.8	14%
Tumor Profiling	—	31.7	—	—	31.7	—	26.5	—	—	26.5	20%
Prenatal	29.1	—	—	—	29.1	30.1	—	—	—	30.1	(3)%
Pharmacogenomics	—	—	32.1	—	32.1	—	—	29.4	—	29.4	9%
Total Revenue	$69.8	$75.9	$32.1	$—	$177.8	$64.2	$67.2	$29.4	$—	$160.8	11%

	Year ended December 31,
(in millions)	2022					2021
	WH	ONC	MH	Other	Total	WH	ONC	MH	Other	Total	% Change
Hereditary Cancer	$143.1	$162.4	$—	$—	$305.5	$139.2	$177.1	$—	$—	$316.3	(3)%
Tumor Profiling	—	128.6	—	—	128.6	—	120.9	—	—	120.9	6%
Prenatal	116.4	—	—	—	116.4	106.8	—	—	—	106.8	9%
Pharmacogenomics	—	—	127.6	—	127.6	—	—	93.7	—	93.7	36%
Autoimmune	—	—	—	0.3	0.3	—	—	—	28.2	28.2	(99)%
Other	—	—	—	—	—	—	—	—	0.5	0.5	(99)%
Total testing revenue	259.5	291.0	127.6	0.3	678.4	246.0	298.0	93.7	28.7	666.4	2%
Total other revenue	—	—	—	—	—	—	—	—	24.2	24.2	(100)%
Total Revenue	$259.5	$291.0	$127.6	$0.3	$678.4	$246.0	$298.0	$93.7	$52.9	$690.6	(2)%

Business Units:
WH = Women’s Health
ONC = Oncology
MH = Mental Health

Product Categories:
Hereditary Cancer – MyRisk, BRACAnalysis, BRACAnalysis CDx
Tumor Profiling – MyChoice CDx, Prolaris, EndoPredict
Prenatal – Foresight, Prequel, SneakPeek
Pharmacogenomics – GeneSight
Autoimmune – Vectra (sold in September 2021)
Other (testing) – myPath (sold in May 2021)
Other revenue – RBM (sold in July 2021), COVID-19 testing

MYRIAD GENETICS, INC.
AND SUBSIDIARIES
Consolidated Statements of Operations
(in millions, except per share amounts)

	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021
	(unaudited)
Testing revenue	$177.8	$160.8	$678.4	$666.4
Other revenue	—	—	—	24.2
Total revenue	177.8	160.8	678.4	690.6
Costs and expenses:
Cost of testing revenue	53.9	45.8	202.0	185.7
Cost of other revenue	—	—	—	11.9
Research and development expense	23.4	16.6	85.4	81.9
Selling, general, and administrative expense	146.5	127.5	514.7	537.8
Legal charges pending settlement	—	14.0	—	62.0
Goodwill and long-lived asset impairment charges	6.2	—	16.9	1.8
Total costs and expenses	230.0	203.9	819.0	881.1
Operating loss	(52.2)	(43.1)	(140.6)	(190.5)
Other income (expense):
Interest income	1.0	0.2	2.6	0.7
Interest expense	(0.9)	(0.5)	(3.2)	(6.6)
Other	—	(0.1)	0.6	139.3
Total other income (expense)	0.1	(0.4)	—	133.4
Loss before income tax	(52.1)	(43.5)	(140.6)	(57.1)
Income tax benefit	(9.8)	(35.9)	(28.6)	(29.9)
Net loss	$(42.3)	$(7.6)	$(112.0)	$(27.2)
Net loss attributable to non-controlling interest	—	—	—	—
Net loss attributable to Myriad Genetics, Inc. stockholders	$(42.3)	$(7.6)	$(112.0)	$(27.2)
Net loss per share:
Basic and diluted	$(0.52)	$(0.10)	$(1.39)	$(0.35)
Weighted average shares outstanding:
Basic and diluted	81.5	79.9	80.6	78.0

MYRIAD GENETICS, INC.
AND SUBSIDIARIES
Consolidated Balance Sheets
(in millions, except share information)

	December 31, 2022	December 31, 2021

ASSETS
Current assets:
Cash and cash equivalents	$56.9	$257.4
Marketable investment securities	58.0	81.4
Trade accounts receivable	101.6	91.3
Inventory	20.1	15.3
Prepaid taxes	17.6	18.4
Prepaid expenses and other current assets	20.4	21.0
Total current assets	274.6	484.8
Operating lease right-of-use assets	103.9	81.8
Long-term marketable investment securities	54.8	59.0
Property, plant and equipment, net	83.4	43.5
Intangibles, net	379.7	404.1
Goodwill	286.8	239.2
Other assets	15.5	8.3
Total assets	$1,198.7	$1,320.7
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	28.8	29.6
Accrued liabilities	94.3	161.7
Current maturities of operating lease liabilities	14.1	13.0
Total current liabilities	137.2	204.3
Unrecognized tax benefits	26.8	27.9
Long-term deferred taxes	3.5	35.8
Noncurrent operating lease liabilities	130.9	79.3
Other long-term liabilities	14.5	5.6
Total liabilities	312.9	352.9
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value, 81.2 and 80.0 shares outstanding at December 31, 2022 and 2021, respectively	0.8	0.8
Additional paid-in capital	1,260.1	1,226.3
Accumulated other comprehensive loss	(8.9)	(5.1)
Accumulated deficit	(366.2)	(254.2)
Total Myriad Genetics, Inc. stockholders’ equity	885.8	967.8
Non-controlling interest	—	—
Total stockholders' equity	885.8	967.8
Total liabilities and stockholders’ equity	$1,198.7	$1,320.7

MYRIAD GENETICS, INC.
AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(in millions)

	Year Ended December 31,
	2022	2021

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss attributable to Myriad Genetics, Inc. stockholders	$(112.0)	$(27.2)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	52.7	62.8
Non-cash interest expense	1.7	1.5
Non-cash lease expense	11.7	12.8
Tenant improvement allowance received	18.0	—
Stock-based compensation expense	38.1	36.3
Deferred income taxes	(30.8)	(32.1)
Unrecognized tax benefits	(1.1)	(2.6)
Loss on inventory	—	6.5
Impairment of goodwill and long-lived assets	16.9	1.8
Gain on sale of assets	—	(162.0)
Changes in assets and liabilities:
Prepaid expenses and other current assets	1.6	(6.6)
Trade accounts receivable	(10.3)	(8.8)
Inventory	(2.9)	1.6
Prepaid taxes	0.7	89.9
Other assets	(0.9)	(3.6)
Accounts payable	(3.5)	9.2
Accrued liabilities	(81.2)	65.7
Deferred revenue	(5.0)	(26.6)
Net cash provided by (used in) operating activities	(106.3)	18.6
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(45.3)	(18.0)
Acquisitions, net of cash acquired	(57.2)	—
Proceeds from sale of business and assets	—	379.1
Purchases of marketable investment securities	(103.2)	(147.8)
Proceeds from maturities and sales of marketable investment securities	128.2	61.1
Net cash provided by (used in) investing activities	(77.5)	274.4
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from common stock issued under stock-based compensation plans	6.3	91.8
Payment of tax withheld for common stock issued under stock-based compensation plans	(10.6)	(11.5)
Payment of contingent consideration recognized at acquisition	(3.0)	(3.3)
Fees associated with refinancing of revolving credit facility	(0.7)	(1.2)
Repayment of revolving credit facility	—	(226.4)
Net cash used in financing activities	(8.0)	(150.6)
Effect of foreign exchange rates on cash, cash equivalents, and restricted cash	(0.6)	(0.6)
Net increase (decrease) in cash, cash equivalents, and restricted cash	(192.4)	141.8
Cash, cash equivalents, and restricted cash at beginning of the period	258.8	117.0
Cash, cash equivalents, and restricted cash at end of the period	$66.4	$258.8

Safe Harbor Statement
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including the company's fiscal year 2023 and first quarter 2023 financial guidance, and statements relating to the company's continuing investment in its laboratories of the future strategy and enabling technologies, the company's plans to introduce a number of new products in the second half of 2023, including Precise Liquid and FirstGene, the company's goal of achieving 10%+ annual revenue growth by 2024, the planned roll out of the unified ordering portal through 2023, the phased roll out of the Epic EMR integration through 2023 and beyond, and the company's expectation that both new facility construction and related developments and capital expenditure targets will be substantially completed in 2023. These “forward-looking statements” are management’s present expectations of future events as of the date hereof and are subject to a number of known and unknown risks and uncertainties that could cause actual results, conditions, and events to differ materially and adversely from those anticipated. These risks include, but are not limited to: the risk that sales and profit margins of the company’s existing tests may decline or that the company may not be able to operate its business on a profitable basis; risks related to the company’s ability to achieve certain revenue growth targets and generate sufficient revenue from its existing product portfolio or in launching and commercializing new tests to be profitable; risks related to changes in governmental or private insurers’ coverage and reimbursement levels for the company’s tests or the company’s ability to obtain reimbursement for its new tests at comparable levels to its existing tests; risks related to increased competition and the development of new competing tests; continued uncertainties associated with COVID-19, including its possible effects on the company's operations and the demand for its products; the risk that the company may be unable to develop or achieve commercial success for additional tests in a timely manner, or at all; the risk that the company may not successfully develop new markets or channels for its tests, including the company’s ability to successfully generate substantial revenue outside the United States; the risk that licenses to the technology underlying the company’s tests and any future tests are terminated or cannot be maintained on satisfactory terms; risks related to delays or other problems with constructing and operating the company’s laboratory testing facilities; risks related to public concern over genetic testing in general or the company’s tests in particular; risks related to regulatory requirements or enforcement in the United States and foreign countries and changes in the structure of the healthcare system or healthcare payment systems; risks related to the company’s ability to obtain new corporate collaborations or licenses and acquire or develop new technologies or businesses on satisfactory terms, if at all; risks related to the company’s ability to successfully integrate and derive benefits from any technologies or businesses that it licenses, acquires or develops; the risk that the company is not able to secure additional financing to fund its business, if needed, in a timely manner or on favorable terms, if it all; risks related to the company’s projections about the potential market opportunity for the company’s current and future products; the risk that the company or its licensors may be unable to protect or that third parties will infringe the proprietary technologies underlying the company’s tests; the risk of patent-infringement claims or challenges to the validity of the company’s patents; risks related to changes in intellectual property laws covering the company’s tests, or patents or enforcement, in the United States and foreign countries; risks related to security breaches, loss of data and other disruptions, including from cyberattacks; risks of new, changing and competitive technologies in the United States and internationally and that the company may not be able to keep pace with the rapid technology changes in its industry, or properly leverage new technologies to achieve or sustain competitive advantages in its products; the risk that the company may be unable to comply with financial operating covenants under the company’s credit or lending agreements; risks related to the company’s inability to achieve and maintain effective disclosure controls and procedures and internal control over financial reporting; risks related to current and future investigations, claims or lawsuits, including derivative claims, product or professional liability claims, and risks related to the amount of the company's insurance coverage limits and scope of insurance coverage with respect thereto; and other factors discussed under the heading “Risk Factors” contained in Item 1A of the company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on February 25, 2022, as well as any updates to those risk factors filed from time to time in the company’s Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

Reconciliation of Revenue to Revenue Excluding Divested Businesses for the Three Months and Year ended December 31, 2022 and 2021
(unaudited data in millions)

	Three months ended		Year ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Revenue Excluding Divested Businesses
Revenue	$177.8	$160.8	$678.4	$690.6
Myriad RBM Revenues	—	—	—	(21.2)
Autoimmune Revenues	—	—	(0.3)	(28.3)
COVID Testing Revenues	—	—	—	(2.9)
MyPath Revenues	—	—	—	(0.5)
Revenue Excluding Divested Businesses	$177.8	$160.8	$678.1	$637.7

Statement regarding use of non-GAAP financial measures
In this press release, the company’s financial results and financial guidance are provided in accordance with accounting principles generally accepted in the United States (GAAP) and using certain non-GAAP financial measures. Management believes that presentation of operating results using non-GAAP financial measures provides useful supplemental information to investors and facilitates the analysis of the company’s core operating results and comparison of operating results across reporting periods. Management also uses non-GAAP financial measures to establish budgets and to manage the company’s business. A reconciliation of the GAAP financial results to non-GAAP financial results is included in the schedules below and a description of the adjustments made to the GAAP financial measures is included at the end of the schedules.
The company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Non-GAAP financial results are reported in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Reconciliation of GAAP to Non-GAAP Financial Measures
for the Three Months and Year ended December 31, 2022 and 2021
(unaudited data in millions, except per share amounts)

	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021
Adjusted Gross Margin
GAAP Gross Profit (1)	$123.9	$115.0	$476.4	$493.0
Equity compensation	0.4	0.4	1.4	1.4
Acquisition - amortization of intangible assets	0.2	—	0.2	—
Acquisition-related costs	0.1	—	0.1	—
Other adjustments	—	—	—	1.3
Adjusted Gross Profit	$124.6	$115.4	$478.1	$495.7
Adjusted Gross Margin	70.1%	71.8%	70.5%	71.8%
(1) Consists of total revenues less cost of testing revenue and cost of other revenue from the Consolidated Statements of Operations.

	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021
Adjusted Operating Expenses
GAAP Operating Expenses (1)	$176.1	$158.1	$617.0	$683.5
Acquisition - amortization of intangible assets	(10.3)	(9.8)	(40.7)	(50.1)
Goodwill and long-lived asset impairment charges	(6.1)	—	(16.8)	(1.8)
Equity compensation	(7.8)	(8.0)	(36.5)	(34.9)
Transformation initiatives	(5.6)	(6.0)	(17.8)	(24.8)
Divestiture-related costs	—	—	—	(1.8)
Acquisition-related costs	(4.8)	—	(5.0)	—
Legal charges, net of insurance reimbursement	(1.5)	(14.0)	11.4	(62.0)
Other adjustments	(1.4)	(5.0)	(0.7)	(21.4)
Adjusted Operating Expenses	$138.6	$115.3	$510.9	$486.7
(1) Consists of research and development expense, selling, general, and administrative expense, and goodwill and long-lived asset impairment charges from the Consolidated Statements of Operations.

	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021
Adjusted Operating Income (Loss)
GAAP Operating Loss	$(52.2)	$(43.1)	$(140.6)	$(190.5)
Acquisition - amortization of intangible assets	10.5	9.8	40.9	50.1
Goodwill and long-lived asset impairment charges	6.1	—	16.8	1.8
Equity compensation	8.2	8.4	37.8	36.3
Transformation initiatives	5.7	6.0	17.9	24.8
Divestiture-related costs	—	—	—	1.9
Acquisition-related costs	4.9	—	5.1	—
Legal charges, net of insurance reimbursement	1.5	14.0	(11.4)	62.0
Other adjustments	1.4	5.0	0.7	22.7
Adjusted Operating Income (Loss)	$(13.9)	$0.1	$(32.8)	$9.1

	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021
Adjusted Net Income (Loss) (1)
GAAP Net Loss Attributable to Myriad Genetics, Inc. Stockholders	$(42.3)	$(7.6)	$(112.0)	$(27.2)
Acquisition - amortization of intangible assets	10.5	9.8	40.9	50.1
Goodwill and long-lived asset impairment charges	6.1	—	16.8	1.8
Equity compensation	8.2	8.4	37.8	36.3
Transformation initiatives	5.7	6.0	17.9	24.8
Gain on sale	—	—	—	(151.6)
Divestiture-related costs	—	—	—	14.5
Acquisition-related costs	4.9	—	5.1	—
Legal charges, net of insurance reimbursement	1.5	14.0	(11.4)	62.0
Other adjustments	1.4	5.0	0.7	21.9
Tax impact of non-GAAP adjustments	(5.7)	(37.2)	(20.0)	(31.2)
Adjusted Net Income (Loss)	$(9.7)	$(1.6)	$(24.2)	$1.4
Weighted average shares outstanding:
Basic	81.5	79.9	80.6	78.0
Diluted	81.5	79.9	80.6	80.2
Adjusted Net Earnings Per Share
Basic	$(0.12)	$(0.02)	$(0.30)	$0.02
Diluted	$(0.12)	$(0.02)	$(0.30)	$0.02
(1) To determine Adjusted Net Earnings Per Share, or adjusted EPS.

Adjusted Free Cash Flow Reconciliation
for the Three Months and Year Ended December 31, 2022 and 2021
(unaudited data in millions)

	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021
Cash flow from operations	$(7.7)	$(9.5)	$(106.3)	$18.6
Capital expenditures	(14.6)	(3.4)	(45.3)	(18.0)
Free cash flow	$(22.3)	$(12.9)	$(151.6)	$0.6
Transformation initiatives	5.7	6.0	17.9	24.4
Legal charges, net of insurance reimbursement	—	—	49.9	—
Acquisition-related costs	4.9	—	5.1	—
Other adjustments	—	5.0	—	10.2
Adjusted free cash flow[1]	$(11.7)	$(1.9)	$(78.7)	$35.2
(1) The Company revised its Adjusted Free Cash Flow metric in the quarter ended June 30, 2022 to exclude the tax impact, if any, associated with non-GAAP adjustments

Following is a description of the adjustments made to GAAP financial measures:
•Acquisition – amortization of intangible assets – represents recurring amortization charges resulting from the acquisition of intangible assets.
•Goodwill and long-lived asset impairment charges – impairment charges on long-lived assets and goodwill.
•Equity compensation – non-cash equity-based compensation provided to Myriad Genetics employees and directors.
•Transformation initiatives – transitory costs such as consulting and professional fees related to transformation initiatives and additional rent as a result of the build-out of our new laboratories in Salt Lake City, Utah and in South San Francisco, California, while maintaining our current laboratories in those locations.
•Gain on sale — gain recognized in our divestitures of Myriad RBM, Inc. and the Myriad myPath, LLC laboratory.
•Divestiture-related costs — non-recurring costs associated with our divestitures of the Myriad myPath, LLC laboratory, Myriad RBM, Inc., and the Myriad Autoimmune business.
•Acquisition-related costs - non-recurring costs associated with our acquisition of Gateway Genomics, LLC.
•Legal charges, net of insurance reimbursement – one-time legal expenses, net of insurance reimbursement. For the year ended December 31, 2021, we accrued $48.0 million for the settlement of the qui tam lawsuit and $14.0 million for settlement of the Abelli lawsuit.
•Other adjustments – other one-time non-recurring expenses including changes in the fair value of contingent consideration related to acquisitions from prior years and severance costs for the three months and year ended December 31, 2022. For the three months and year ended December 31, 2021, the other one-time non-recurring expenses included expenses related to leadership transition, expenses related to non-recurring severance and retention agreements, non-recurring legal expenses and potential future consideration related to acquisitions from prior years.
•Tax impact of non-GAAP adjustments – tax expense/(benefit) due to non-GAAP adjustments and differences between stock compensation recorded for book purposes as compared to the allowable tax deductions and, for the three months and year ended December 31, 2021, the CARES Act legislation.